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                                                                    EXHIBIT 2.20

 ==============================================================================

                         AGREEMENT AND PLAN OF EXCHANGE

                                  dated as of

                                 June 27, 1997

                                  by and among

                       AMERICAN PHYSICIAN PARTNERS, INC.
                           (a Delaware corporation),

                    SAN ANTONIO MRI PARTNERSHIP NO. 2, LTD.
                         (a Texas limited partnership)

                                      and

                THE SELLERS LISTED ON THE SIGNATURE PAGES HEREOF

 ==============================================================================
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                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
ARTICLE I                 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2      Rules Of Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE II                Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE III               Representations and Warranties of Sellers . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.1      Organization and Good Standing; Qualification . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 3.2      Authorization and Validity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.3      Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.4      Capitalization and Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.5      Transactions in Partnership Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.6      Continuity of Business Enterprise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.7      Subsidiaries and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.8      Absence of Conflicting Agreements or Required Consents  . . . . . . . . . . . . . . . . . . .   8
         Section 3.9      Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.10     No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.11     Litigation and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.12     No Violation of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 3.13     Lease Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.14     Real and Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.15     Indebtedness for Borrowed Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 3.16     Contracts and Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.17     Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.18     Labor Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.19     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.20     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.21     Filing Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.22     Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 3.23     Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.24     Accounts Payable; Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.25     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.26     Licenses, Authorization and Provider Programs . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 3.27     Inspections and Investigations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.28     Proprietary Rights and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.29     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.30     Related Party Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.31     Banking Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.32     Fraud and Abuse and Self Referral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.33     Restrictions on Business Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.34     Agreements in Full Force and Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.35     Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.36     Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 3.37     Finders' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV                Representations and Warranties of APP . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.1      Organization and Good Standing; Qualification . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.2      Authorization and Validity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.3      Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18



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
         Section 4.4      Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 4.5      Subsidiaries and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.6      Absence of Conflicting Agreements or Required Consents  . . . . . . . . . . . . . . . . . . .  19
         Section 4.7      Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.8      No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 4.9      Litigation and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.10     No Violation of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.11     Employee Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.12     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 4.13     Related Party Arrangements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.14     Statements True and Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.15     Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 4.16     Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE V                 Covenants of Seller and San Antonio . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.1      Required Conduct of Seller and San Antonio  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.2      Prohibited Conduct of Seller and San Antonio  . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 5.3      Title to Assets; Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.4      Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.5      Acquisition Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 5.6      Compliance With Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.7      Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 5.8      Partners' Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.9      Obligations of Seller and   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.10     Intentionally omitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 5.11     Accounting and Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VI                Covenants of APP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.1      Consummation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.2      Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 6.3      Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VII               Covenants of APP, Seller and San Antonio  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.1      Filings; Other Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 7.2      Amendments of Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.3      Actions Contrary to Stated Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.4      Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.5      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 7.6      Registration Statements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VIII              Conditions Precedent of APP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.3      Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.4      Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.5      No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.6      Government Approvals and Required Consents  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.7      Securities Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 8.8      Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.9      Closing of Initial Public Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.10     Closing of Related Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.11     Closing of General Partner Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 8.12     Execution by Each Seller and San Antonio  . . . . . . . . . . . . . . . . . . . . . . . . . .  29



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
ARTICLE IX                Conditions Precedent of Seller and San Antonio  . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.1      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.2      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.3      Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.4      Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.5      Government Approvals and Required Consents  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.6      "Blue Sky" Approvals; Nasdaq Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 9.7      Closing of Initial Public Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 9.8      Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 9.9      No Material Adverse Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE X                 Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 10.1     Deliveries of Seller and San Antonio  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 10.2     Deliveries of APP.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XI                Post Closing Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 11.1     Further Instruments of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 11.2     Exchange Tax Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE XII               Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 12.1     Indemnification by Sellers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 12.2     Indemnification by APP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 12.3     Conditions of Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 12.4     Remedies Not Exclusive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.5     Costs, Expenses and Legal Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.6     Tax Benefits; Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 12.7     Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE XIII              Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 13.1     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 13.2     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XIV               Nondisclosure of Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 14.1     Non-Disclosure Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Section 14.2     Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 14.3     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XV                Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 15.1     Amendment; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 15.2     Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 15.3     Parties in Interest; No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . .  39
         Section 15.4     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.5     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.6     Survival of Representations, Warranties and Covenants . . . . . . . . . . . . . . . . . . . .  40
         Section 15.7     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.8     Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.9     Gender and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.10    Confidentiality; Publicity and Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . .  40
         Section 15.11    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 15.12    No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 15.13    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 15.14    Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42



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
EXHIBITS
Exhibit A - List of Sellers and Exchange Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Exhibit B - Target Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
Exhibit C - Legal Opinion of Sellers' Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1
Exhibit D - Legal Opinion of APP's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . D-1
Exhibit E - Seller Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . E-1



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
                         AGREEMENT AND PLAN OF EXCHANGE


         This Agreement and Plan of Exchange ("Agreement") dated June ___, 1997 is by and among American Physician Partners, Inc., a Delaware corporation, ("APP"), San Antonio MRI Partnership No. 2, LTD., a Texas limited partnership ("San Antonio") and each of the individuals whose names appear on Exhibit A hereto (each individually, a "Seller" and collectively "Sellers").

                                    RECITALS

         A. Each Seller is a limited partner of San Antonio and the Sellers together own an aggregate of ninety-nine percent (99%) of the total interests of the partners in San Antonio.

         B. San Antonio owns a sixty percent (60%) interest in Lexington MR, Ltd. which owns and operates diagnostic imaging centers.

         C. APP is engaged in the business of owning, operating and acquiring the assets of, and managing the non-medical aspects of, radiology practices and diagnostic imaging centers.

         D. Sellers desire to convey to APP and APP desires to acquire from Sellers, ninety-nine percent (99%) of the total interests of the partners in San Antonio (the "Partnership Units") in consideration for cash and shares of common stock, par value $.0001 per share, of APP (the "APP Common Stock") as set forth herein (the "Exchange").

         E. The General Partner of San Antonio, San Antonio MR, Inc., a Texas corporation, owns a one percent (1%) interest in San Antonio, which interest is being acquired indirectly by APP (the "General Partner Acquisition").

         F. APP and subsidiaries of APP have entered into, or intend to enter into, an Agreement and Plan of Reorganization and Merger or other acquisition agreements (collectively, the "Other Agreements") similar to this Agreement with interest holders (together with the Sellers, the "Target Interest Holders") of each of the entities listed on Exhibit B (together with San Antonio, the "Target Companies").

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the preceding recitals mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquisition" shall have the meaning set forth in Section 2.1.

         "Affiliate" with respect to any person shall mean a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

         "Agreement" shall have the meaning set forth in the preamble to this Agreement.

         "APP" shall have the meaning set forth in the preamble to this Agreement.

         "APP Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         "Best knowledge" or "to the knowledge of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after reasonable investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any of the partners set forth in Exhibit A, stockholder or director, as the case may be, or executive officer of such entity after reasonable investigation and inquiry by the executive officers of such entity; provided, however, that to the extent any of the representations, warranties and statements of Seller and San Antonio made specifically in Section 3.20 is expressly qualified to the knowledge or best knowledge of Sellers and San Antonio, it shall mean the knowledge of any of the Sellers set forth in Exhibit A, partner or executive officer of San Antonio actually possesses without the necessity of any special inquiry as to the matters which are the subject thereof.

         "Claim Notice" shall have the meaning set forth in Section 12.3(a).

         "Closing" shall mean the closing of the transactions contemplated by this Agreement as set forth in Section 2.3.

         "Closing Date" shall have the meaning set forth in Section 2.3.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Confidential Information" shall mean all trade secrets and other confidential and/or proprietary information of the particular person, including, but not limited to, information derived from reports, processes, data, know-how, software programs, improvements, inventions, strategies, compensation structures, reports, investigations, research, work in progress, codes, marketing and sales programs and plans, financial projections, cost summaries, formulae, contract analyses, financial information, forecasts, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by its employees, officers, directors, agents, representatives, or consultants.

         "Current Policies" shall have the meaning set forth in Section 3.22.

         "Damages" shall have the meaning set forth in Section 12.1.

         "DOJ" shall mean the United States Department of Justice.

         "Effective Date" shall mean the date that the Form S-1 Registration Statement is declared effective by the SEC.

         "Election Period" shall have the meaning set forth in Section 12.3(a).

         "Encumbrance" shall mean any charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "Environmental Laws" shall have the meaning set forth in Section
3.20(e).

         "Environmental Liabilities" shall have the meaning set forth in
Section 3.20(e).

         "ERISA" shall have the meaning set forth in Section 3.17.

         "Exchange" shall have the meaning set forth in the recitals.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agreement" shall have the meaning set forth in the recitals to this Agreement.

         "Exchange Consideration" shall have the meaning set forth in Section
2.1.

         "Form S-1" shall mean the Form S-1 Registration Statement filed with the SEC by APP pursuant to the Securities Act in connection with its Initial Public Offering.

         "Form S-4" shall mean the Form S-4 Registration Statement filed with the SEC by APP pursuant to the Securities Act in connection with the offering of APP Common Stock as consideration under the Exchange and other mergers or acquisitions contemplated by the Other Agreements.

         "FTC" shall mean the United States Federal Trade Commission.

         "General Partner Acquisition" shall have the meaning set forth in the recitals.

         "Governmental Programs" shall have the meaning set forth in Section 3.26(a).

         "Hazardous Substance" shall have the meaning set forth in Section 3.20(e).

         "Indemnified Party" shall have the meaning set forth in Section 12.1.

         "Indemnifying Party" shall have the meaning set forth in Section 12.1.

         "Indemnity Notice" shall have the meaning set forth in Section
12.3(d).

         "Initial Public Offering" shall mean the initial underwritten public offering of APP Common Stock contemplated by the Form S-1.

         "Insurance Policies" shall have the meaning set forth in Section 3.22.

         "IRS" shall mean the Internal Revenue Service.

         "Lease Agreements" shall have the meaning set forth in Section 3.13.

         "Lock-Up Provisions" shall have the meaning set forth in Section 5.12.

         "Material Adverse Effect" shall mean a material adverse effect on the assets, properties, business, operations, condition (financial or otherwise), liabilities or results of operations of the Person or Persons being referred to, taken as a whole (including its consolidated subsidiaries, if any), in consideration of all relevant facts and circumstances.

         "Medical Waste" shall mean (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals,
(viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste,
(xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law, and (xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

         "Medical Waste Laws" shall mean the following, including regulations promulgated and orders issued thereunder, as in effect on the date hereof and the Closing Date: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 USCA Section Section 2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA Section
Section 1401 et seq., (iv) The Occupational Safety and Health Act, 29 USCA Section Section 651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) any other federal, state, regional, county, municipal, or other local laws, regulations, and ordinances insofar as they are applicable to any of San Antonio's assets or operations and purport to regulate Medical Waste or impose requirements related to Medical Waste.

         "Medicare and Medicaid Programs" shall have the meaning set forth in
Section 3.26(a).

         "MWTA" shall mean the Medical Waste Tracking Act of 1988, 42 U.S.C. Section Section 6992, et seq.

         "Ordinary course of business" shall mean the usual and customary way in which the particular entity has conducted its business in the past.

         "Other Agreements" shall have the meaning set forth in the recitals to this Agreement.

         "Partnership Agreement" shall have the meaning set forth in Section
3.1 hereto.

         "Partnership Right" shall mean all arrangements, calls, commitments, agreements, options, rights to subscribe to, scrips, understandings, warrants, or other binding obligations of any character whatsoever relating to or securities or rights convertible into or exchangeable for, partnership interests of San Antonio, or by which San Antonio is or may be bound to issue additional Partnership Units or other Partnership Rights.

         "Partnership Subsidiary" shall have the meaning set forth in Section
3.7.

         "Partnership Units" shall have the meaning set forth in the recitals to this Agreement.

         "Person" shall mean any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

         "Private Programs" shall have the meaning set forth in Section
3.26(a).

         "Proprietary Right" shall have the meaning set forth in Section
3.28(a).

         "Registration Statements" shall mean the Form S-1 and the Form S-4.

         "Regulated Activity" shall have the meaning set forth in Section
3.20(e).

         "Related Acquisitions" shall mean, collectively, the mergers and acquisitions of each Founding Company and its related entities and assets contemplated by the Other Agreements.

         "Reorganization" shall have the meaning set forth in Section 11.2.

         "San Antonio" shall have the meaning set forth in the preamble to this Agreement.

         "Schedules" shall mean the schedules attached hereto as of the date hereof or otherwise delivered by any party hereto pursuant to the terms hereof, as such may be amended or supplemented from time to time pursuant to the provisions hereof.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Seller Release" shall have the meaning set forth in Section 11.1(l).

         "Target Companies" shall have the meaning set forth in the recitals to this Agreement.

         "Target Interest Holders" shall have the meaning set forth in the recitals to this Agreement.

         "Tax Returns" shall include all federal, state, local or foreign income, excise, corporate, franchise, property, sales, use, payroll, withholding, provider, environmental, duties, value added and other tax returns (including information returns).

         "Third Party Claim" shall have the meaning set forth in Section
12.3(a).

         Section 1.2 Rules Of Interpretation. The definitions set forth in Section 1.1 shall be equally applicable to both the singular and the plural forms of the terms therein defined and shall cover both genders.

         Unless otherwise indicated, "herein," "hereby," "hereunder," "hereof," "hereinabove," "hereinafter" and other equivalent words refer to this Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

         Unless otherwise indicated, reference herein to an Article number (e.g., Article IV) or a Section number (e.g., Section 6.2) shall be construed to be a reference to the designated Article number or Section number of this Agreement.

                                   ARTICLE II

                                    Exchange

         Section 2.1      Exchange of Partnership Units for Cash and APP Common
Stock.

                 (a) Subject to and upon the terms and conditions contained herein, on the Closing Date Sellers shall convey, transfer deliver and assign to APP ninety-nine percent (99%) of the total interests of the partners in San Antonio, free and clear of all obligations, security interests, claims, liens and encumbrances whatsoever (the "Acquisition"). Subject to and upon the terms and conditions contained herein, as consideration for such Partnership Units on the Closing Date each Seller shall receive (i) cash and
(ii) validly issued, fully paid and nonassessable shares of APP Common Stock, all as determined in accordance with the provisions of Exhibit A attached hereto (the "Exchange Consideration").

                 (b) Each Seller shall deliver to APP at the Closing a Bill of Sale representing the Partnership Units owned by him, her or it. Each Seller agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Partnership Units or with respect to the powers accompanying any Partnership Unit. Upon such delivery, each Seller shall receive in exchange therefor the Exchange Consideration pursuant to Exhibit A.

         Section 2.2 Legends. All APP Common Stock certificates issued to the Sellers shall bear one or more of the following restrictive legends:

                 (a) Any legend required to put third-parties on notice of the existence of the Lock-Up Provisions.

                 (b) Any legend relating to affiliates of the Company as required pursuant to the Securities and Exchange Act of 1934.

         Section 2.3 Closing. The closing (the "Closing") of the transactions provided for in Section 2.1 shall take place at 10:00 a.m., local time, at the offices of APP located at 2301 NationsBank Plaza, 901 Main Street, on the day on which the transactions contemplated by the Initial Public Offering are consummated. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                  ARTICLE III

           Representations and Warranties of Sellers and San Antonio

         As an inducement to APP to enter into this Agreement, each of Seller and San Antonio represents and warrants to APP both as of the date hereof and as of the Closing Date as set forth below, subject to those exceptions set forth in the Disclosure Schedules attached hereto and incorporated herein by this reference, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder.

         Section 3.1 Organization and Good Standing; Qualification. San Antonio is a limited partnership duly organized and validly existing under the laws of its state of organization, with all requisite power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. San Antonio is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on San Antonio. Copies of the Certificate of Limited Partnership and all amendments thereto of San Antonio and the Limited Partnership Agreement of San Antonio and all amendments thereto (the "Partnership Agreement") and copies of the minutes of San Antonio, all of which have been or will be made available to APP for review, are true and complete as in effect on the date of this Agreement, and in the case of the minutes, accurately reflect all material proceedings of the partners of San Antonio (and all committees thereof).

         Section 3.2 Authorization and Validity. San Antonio has all requisite right, power and authority to execute, deliver and perform this Agreement and all agreements and other documents executed and delivered by it pursuant to this Agreement or to be executed and delivered on the Closing Date, and has taken all action required by law, its Certificate of Limited Partnership, its Partnership Agreement or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. Seller has the legal capacity to enter into and perform this Agreement and the other agreements to be executed and delivered in connection herewith. This Agreement and all agreements and documents executed and delivered in connection herewith have been, or will be as of the Closing Date, duly executed and delivered by Seller and San Antonio and constitute or will constitute the legal, valid and binding obligations of Seller, enforceable against Seller and San Antonio in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general equity principles, or by public policy.

         Section 3.3 Governmental Authorization. Other than consents, filings or notifications required to be made or obtained solely by APP (including, without limitation, in connection with the Initial Public Offering, Form S-4 or any Hart-Scott-Rodino filing to be made by APP, if any), the execution, delivery and performance by Seller and San Antonio of this Agreement and the agreements provided for herein, and the consummation of the transactions contemplated hereby and thereby by Seller and San Antonio requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

         Section 3.4 Capitalization and Title. The Sellers collectively are, and will be immediately prior to the Closing Date, the record and beneficial owners of all the issued and outstanding Partnership Units of San Antonio and Seller is the owner of the Partnership Units currently held in his or her name on the record books of San Antonio, free and clear of all Encumbrances. Each Partnership Unit held by Seller has been legally and validly issued and is fully paid and nonassessable, and was issued pursuant to a valid exemption from registration under (i) the Securities Act and (ii) all applicable state securities laws.

         Section 3.5 Transactions in Partnership Units. There exist no Partnership Rights. Except for the General Partner Acquisition referenced herein, San Antonio has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its partnership interests or to pay any dividend or make any distribution in respect thereof. Neither the equity structure of San Antonio nor the relative ownership of partnership interests among any of its partners has been altered or changed in contemplation of the Exchange within the two (2) years preceding the date of this Agreement.

         Section 3.6 Continuity of Business Enterprise. There has not been any sale, distribution or spin-off of significant assets of San Antonio or any of its Affiliates other than in the ordinary course of business within the two (2) years preceding the date of this Agreement.

         Section 3.7 Subsidiaries and Investments. San Antonio does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity (each a "Partnership Subsidiary").

         Section 3.8 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by Seller and San Antonio of this Agreement and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) do not require the consent of any governmental or regulatory body or authority or any other third party except for such consents, for which the failure to obtain would not result in a Material Adverse Effect on San Antonio; (ii) will not conflict with or result in a violation of any provision of San Antonio's Certificate of Limited Partnership or Partnership Agreement; (iii) will not conflict with, result in a violation of, or constitute a default under any law, rule, ordinance, regulation or any ruling, decree, determination, award, judgment, order or injunction of any court or governmental instrumentality which is applicable to Seller or San Antonio or by which Seller or San Antonio or San Antonio's properties are subject or bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or modify, or permit any person to accelerate or modify, any performance required by the terms of any agreement, instrument, license or permit, to which San Antonio is a party or by which San Antonio or any of its properties are subject or bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on San Antonio; and (v) except as contemplated by this Agreement, will not create any Encumbrance or restriction upon the Partnership Units or any of the assets or properties of San Antonio.

         Section 3.9 Absence of Changes. Except as permitted or contemplated by this Agreement, since March 31, 1997, San Antonio has conducted its business only in the ordinary course and has not:

                 (a) suffered any change or changes in its working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations (whether or not covered by insurance) that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect on San Antonio;

                 (b) paid, discharged or satisfied any material liability, other than the payment, discharge or satisfaction of liabilities in the ordinary course of business;

                 (c) written off as uncollectible any receivable, except for write-offs in the ordinary course of business;

                 (d) except in the ordinary course of business and consistent with past practice, cancelled or compromised any debts or waived or permitted to lapse any claims or rights or sold, transferred or otherwise disposed of any of its properties or assets;

                 (e) entered into any commitment or transaction not in the ordinary course of business that is material to San Antonio, taken as a whole, or made any capital expenditure or commitment in excess of $25,000;

                 (f) made any change in any method of accounting or accounting practice, credit practices, collection policies, or payment policies;

                 (g) except in the ordinary course of business consistent with past practice, incurred any liabilities or obligations (absolute, accrued or contingent) in excess of $10,000 individually or $25,000 in the aggregate;

                 (h) mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any claim or Encumbrance, except for liens for current personal property taxes not yet due and payable for mechanics, landlords, materialmen, and other statutory liens, purchase money security interests, sale-leaseback interests granted and all other Encumbrances granted in similar transactions;

                 (i) sold, redeemed, acquired or otherwise transferred any equity or other interest in itself;

                 (j) increased any salaries, wages or any employee benefits for any employee of San Antonio, except in the ordinary course of business and consistent with past practice;

                 (k) hired, committed to hire or terminated any employee except in the ordinary course of business;

                 (l) declared, set aside or made any payments, dividends or other distributions to any partner or any other holder of any partnership interest in San Antonio (except as expressly contemplated herein); or

                 (m) agreed, whether in writing or otherwise, to take any action described in this Section 3.9.

         Section 3.10 No Undisclosed Liabilities. To the best knowledge of Seller and San Antonio, San Antonio does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted except for liabilities or obligations reflected in the Disclosure Schedules.

         Section 3.11 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of Seller and San Antonio, threatened against, or affecting San Antonio, any Partnership Subsidiary, or, to the knowledge of Seller and San Antonio, any Seller or any other licensed professional or other individual affiliated with San Antonio affecting or that would reasonably be likely to affect the Partnership Units or the operations, business condition (financial or otherwise), or results of operations of San Antonio which (i) if successful, may, individually or in the aggregate, have a Material Adverse Effect on San Antonio or (ii) could adversely affect the ability of San Antonio or any Partnership Subsidiary to effect the transactions contemplated hereby, and to the knowledge of Seller and San Antonio there is no basis for any such action or any state of facts or occurrence of any event which would reasonably be likely to give rise to the foregoing. There are no unsatisfied judgments against Seller, San Antonio or any Partnership Subsidiary or any licensed professional or other individual affiliated with San Antonio or any Partnership Subsidiary relating to services provided on behalf of San Antonio or any Partnership Subsidiary or any consent decrees to which any of the foregoing is subject. Each of the matters, if any, set forth in this Section 3.11 is fully covered by policies of insurance of San Antonio or any Partnership Subsidiary as in effect on the date hereof.

         Section 3.12 No Violation of Law. Neither San Antonio nor any Partnership Subsidiary has been, nor shall be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever), in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency, authority or court binding on it, or relating to its properties, assets or business or its advertising, sales or pricing practices, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on San Antonio.

         Section 3.13 Lease Agreements. The Disclosure Schedules contain a true, accurate and complete list of all the lease agreements and license agreements to which San Antonio or any Partnership Subsidiary is a party and pursuant to which San Antonio or any Partnership Subsidiary leases (whether as lessor or lessee) or licenses (whether as licensor or licensee) any real or personal property related to the operation of its business and which requires payments in excess of $12,000 per year (the "Lease Agreements"). San Antonio has delivered to APP true and complete copies of all of the Lease Agreements. Each Lease Agreement is valid, effective and in full force in accordance with its terms, and there is not under any such lease (i) any existing or claimed material default by San Antonio or any Partnership Subsidiary (as applicable) or event of material default or event which with notice or lapse of time, or both, would constitute a material default by San Antonio or any Partnership Subsidiary (as applicable) and, individually or in the aggregate, may reasonably result in a Material Adverse Effect on San Antonio, or, (ii) to the knowledge of Seller and San Antonio, any existing material default by any other party under any of the Lease Agreements or any event of material default or event which with notice or lapse of time, or both, would constitute a material default by any such party. To the knowledge of Seller and San Antonio, there is no pending or threatened reassessment of any property covered by the Lease Agreements. To the extent necessary to accomplish the intent of the Agreement, San Antonio or any Partnership Subsidiary shall use reasonable good faith efforts, and Seller shall use reasonable good faith efforts to cause San Antonio, to obtain prior to the Closing Date the consent of each landlord or lessor whose consent is required to the assignment of the Lease Agreements and will use reasonable good faith efforts to deliver to APP in writing such consents as are necessary to effect a valid and binding transfer or assignment of San Antonio's or any Partnership Subsidiary's rights thereunder. San Antonio has a good, clear, valid and enforceable leasehold interest under each of the Lease Agreements. The Lease Agreements comply with the exceptions to ownership interests and compensation arrangements set out in 42 U.S.C. Section 1395nn, 42 C.F.R. Section 1001.952, and any similar applicable state law safe harbor or other exemption provisions.

         Section 3.14     Real and Personal Property.

                 (a) Neither San Antonio nor each Partnership Subsidiary owns any interest (other than the Lease Agreements) in real property.

                 (b) San Antonio and each Partnership Subsidiary (i) has good title to all of its properties and assets (real, personal and mixed, tangible and intangible) and any rights or interests therein which it purports to own; and (ii) owns such rights, interests, assets and property free and clear of all Encumbrances, title defects or objections (except for taxes not yet due and payable). The personal property presently used in connection with the operation of the business of San Antonio and each Partnership Subsidiary constitutes the necessary personal property assets to continue operation of San Antonio and each Partnership Subsidiary.

         Section 3.15 Indebtedness for Borrowed Money. Except for trade payables incurred in the ordinary course of business, San Antonio does not have any direct or indirect indebtedness for borrowed money, including indebtedness by way of lease-purchase arrangements or guarantees, and is not obligated in any manner (actual or contingent) to assume or guarantee any indebtedness or obligation of another Person.

         Section 3.16     Contracts and Commitments.

                 (a) The Disclosure Schedules contain a true, accurate and complete list, and San Antonio has delivered to APP true and complete copies, of each contract, agreement and other instrument requiring San Antonio to make future payments of $10,000 in any fiscal year or $25,000 in the aggregate (other than insurance contracts identified in Section 3.22 or Lease Agreements identified in Section 3.13) to which San Antonio is a party or by which it or any of its properties or assets are bound including, without limitation, (i) all agreements between San Antonio, on the one hand, and any government entity, provider, hospital, health maintenance organization, other managed care organization or other third-party provider, on the other hand, then in effect relating to the provision of medical, diagnostic imaging or consulting services, treatments, patient referrals or other similar activities, (ii) all indentures, mortgages, notes, loan or credit agreements and other agreements and obligations relating to the borrowing of money or to the direct or indirect guarantee or assumption of obligations of third parties requiring San Antonio to make, or setting forth conditions under which San Antonio would be required to make, aggregate future payments in excess of $10,000 in any fiscal year or $25,000 in the aggregate, (iii) all agreements for capital improvements or acquisitions involving an amount of $75,000 in any fiscal year or $75,000 in the aggregate, (iv) all agreements containing a covenant limiting the freedom of San Antonio (or any provider employee of San Antonio) to compete in any line of business with any person or entity or in any geographic area or (v) all written contracts and commitments providing for future payments by San Antonio in excess of $10,000 in any fiscal year or $25,000 in the aggregate and that are not cancelable by providing notice of sixty (60) days or less. All such contracts, agreements or other instruments are in full force and effect, there has been no threatened cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and, assuming the receipt of the appropriate consents, all will continue to be binding in accordance with their terms after consummation of the transaction contemplated herein; there are no contracts, agreements or other instruments to which San Antonio is a party or is bound (other than physician employment contracts and insurance policies) which could either singularly or in the aggregate have a Material Adverse Effect on the value to APP of the assets and properties to be acquired by APP from San Antonio, or which could inhibit or prevent San Antonio from transferring to or vesting in APP good and sufficient title to the assets and properties to be acquired by APP except where the failure to transfer would not have a Material Adverse Effect on APP. In every instance where consent is necessary, on or before the Closing Date San Antonio shall use reasonable good faith efforts, and Seller shall use reasonable good faith efforts to cause San Antonio, to obtain and deliver to APP in writing, effective as of the Closing Date, such consents as are necessary to enable APP to enjoy all of the rights now enjoyed by San Antonio under such contracts. Any and all such consents shall be in a form reasonably acceptable to APP and shall contain an acknowledgment by the consenting party that San Antonio has fully complied with and is not in default under any provision of the particular contract or agreement.

                 (b) (i) Neither San Antonio nor Seller has received notice of any plan or intention of any other party to exercise any right to cancel or terminate any contract, agreement or instrument, and to the knowledge of San Antonio and Seller there are no facts that would justify the exercise of such a right; and (ii) neither San Antonio nor Seller currently contemplates, or has reason to believe any other Person currently contemplates, any amendment or change to any such contract, agreement or instrument.

         Section 3.17 Employee Matters. San Antonio does not have employees and is not currently a party to any employment contract (except for oral employment agreements which are terminable at will), consulting or collective bargaining contracts, deferred compensation, pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder ("ERISA")), profit sharing, bonus or other nonqualified benefit or compensation commitments, benefit plans, arrangements or plans (whether written or oral), including all welfare plans (as defined in Section 3(1) of ERISA) of or pertaining to San Antonio and any of its present or former employees, or any predecessors in interest.

         Section 3.18     Labor Relations.  Intentionally omitted.

         Section 3.19     Employee Benefit Plans.  Intentionally omitted.

         Section 3.20     Environmental Matters.

                 (a) Neither San Antonio nor any Partnership Subsidiary has, within the five (5) years preceding the date hereof, through the Closing Date, received from any federal, state or local governmental body, agency, authority or entity, or any other Person, any written notice, demand, citation, summons, complaint or order or any notice of any penalty, lien or assessment, and to the knowledge of Seller and San Antonio no investigation or review is pending by any governmental entity, with respect to any (i) alleged violation by San Antonio of any Environmental Law (as defined in subsection (e) below)
(ii) alleged failure by San Antonio to have any environmental permit, certificate, license, approval, registration or authorization required pursuant to any Environmental Law in connection with the conduct of its business; or
(iii) alleged illegal Regulated Activity (as defined in subsection (e) below) by San Antonio.

                 (b) Neither San Antonio nor any Partnership Subsidiary has used, transported, disposed of or arranged for the disposal of (as those terms are defined in and construed under the Comprehensive Environmental Response, Compensation and Liability Act) any Hazardous Substance that would be reasonably likely to give rise to any Environmental Liabilities for San Antonio under any applicable Environmental Law that had, or would reasonably be likely to have, a Material Adverse Effect on San Antonio. Neither San Antonio nor any Partnership Subsidiary has engaged in any activity or failed to undertake any activity which action or failure to act has given, or would reasonably be likely to give, rise to any Environmental Liabilities or enforcement action by any federal, state or local regulatory agency or authority, or has resulted, or would reasonably be likely to result, in any fine or penalty imposed pursuant to any Environmental Law. The Disclosure Schedules disclose any known presence of asbestos in or on San Antonio's or any Partnership Subsidiary's owned or leased premises. To the knowledge of Seller and San Antonio, there is no friable asbestos in or on San Antonio's or any Partnership Subsidiary's owned or leased premises.

                 (c) To the knowledge of Seller and San Antonio, no soil or water in or under any assets currently or formerly held for use or sale by San Antonio or any Partnership Subsidiary is or has been contaminated by any Hazardous Substance while such assets or premises were owned, leased, operated or managed, directly or indirectly by San Antonio or any Partnership Subsidiary, where such contamination had, or would be reasonably likely to have, a Material Adverse Effect on San Antonio.

                 (d) There have been no environmental audits and other similar reports which have been prepared by, for or, to the knowledge of Seller and San Antonio, concerning San Antonio or any Partnership Subsidiary within the five (5) years preceding the date hereof through the Closing Date with respect to any real property now or previously owned or leased by San Antonio, any Partnership Subsidiary or any of its predecessors, true and complete copies of which have been provided to APP.

                 (e) For the purposes of this Section 3.20(e), the following terms have the following meanings:

                 "Environmental Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders (including without limitation, Medical Waste Laws) that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous, toxic, or radioactive substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public in each case as in effect on the date hereof.

                 "Environmental Liabilities" shall mean all liabilities of the Company or any Company Subsidiary, whether contingent or fixed, which
         (i) have arisen, or would reasonably be likely to arise, under Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the date hereof or the Closing Date.

                 "Hazardous Substances" shall mean any toxic or hazardous substances, material or waste, including Medical Waste, or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental Laws.

                 "Regulated Activity" shall mean any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

         Section 3.21 Filing Reports. All returns, reports, plans and filings of any kind or nature necessary to be filed by San Antonio with any governmental agency or authority have been properly completed and timely filed in compliance with all applicable requirements, except where failure to so file would not have a Material Adverse Effect on San Antonio.

         Section 3.22 Insurance Policies. The Disclosure Schedules list and briefly describe San Antonio's policies of insurance to which San Antonio or any Partnership Subsidiary is a party or under which San Antonio or any Partnership Subsidiary, officer or director thereof is or has been covered at any time during the last five (5) years preceding the date of this Agreement relating to the business of San Antonio or any Partnership Subsidiary (the "Insurance Policies"). All of the Insurance Policies are valid, outstanding and enforceable policies, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies and all premiums with respect thereto which are due and payable are currently paid. All Insurance Policies currently maintained by San Antonio or any Partnership Subsidiary ("Current Policies") taken together, (i) provide adequate insurance coverage for the assets, properties and operations of San Antonio and its Affiliates for all risks normally insured against by a Person carrying on a substantially similar business or businesses as San Antonio and its Affiliates, (ii) are sufficient for compliance with legal and contractual requirements to which San Antonio or any of its Affiliates is a party or by which any of them may be bound, and
(iii) shall be maintained in force (including the payment of all premiums and compliance with their terms) without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided to APP. Neither San Antonio nor any Partnership Subsidiary nor any officer or partner thereof has received any notice or other written communication from any issuer of any Current Policy cancelling such policy, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder and, to the knowledge of Seller and San Antonio, no such cancellation or increase of deductibles, retainages or premiums is threatened. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, and all required notices have been given and all known potential or actual claims under any Insurance Policy have been presented in due and timely fashion. Within the five (5) years preceding the Agreement, neither San Antonio nor any Partnership Subsidiary has filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier. The Disclosure Schedules also set forth a list of all claims under any Insurance Policy in excess of $10,000 per occurrence filed by San Antonio or any Partnership Subsidiary during the immediately preceding three-year period.

         Section 3.23 Accounts Receivable. The Disclosure Schedules set forth a list and aging of all accounts receivable of San Antonio as of March 31, 1997, which list is complete, true and accurate in all material respects. All such accounts receivable arose in the ordinary course of business and have not been previously written off as bad debts and, are, to the extent still uncollected, to the knowledge of Seller and San Antonio collectible in the ordinary course of business, net of reserves for doubtful and uncollectible accounts shown on the accounting records of San Antonio (which reserves are adequate and calculated consistent with past practice).

         Section 3.24     Accounts Payable; Suppliers.

                 (a) The Disclosure Schedules set forth a true and complete (i) list of the accounts payable of San Antonio as of March 31, 1997, and (ii) list of each individual indebtedness owned by San Antonio of $5,000 or more, setting forth the payee and the amount of indebtedness.

                 (b) The Disclosure Schedules set forth a true, correct and complete list of the names and addresses of each of the providers/suppliers of products or services to San Antonio (including, without limitation all providers of care to patients) which accounted for a dollar volume of purchases paid for by San Antonio in excess of $25,000 for the fiscal year ended [DECEMBER 31, 1996], or which is reasonably expected to account for a dollar volume of purchases paid for by San Antonio in excess of $25,000 for the fiscal year to end [DECEMBER 31, 1997].

         Section 3.25 Inventory. All items of inventory on hand on the date of this Agreement consist, and all such items on hand on the Closing Date will consist, net of all applicable reserves with respect thereto (calculated consistent with past practice), of items of a quality and a quantity usable and saleable in the ordinary course of San Antonio's business and conform to generally accepted standards in the industry of which San Antonio is a part. Purchase commitments of San Antonio for inventory are not materially in excess of normal requirements, and none of such purchase commitments are at prices in excess of prevailing market prices at the time of such purchase commitment.

         Section 3.26     Licenses, Authorization and Provider Programs.

                 (a) San Antonio and each other licensed employee or contractor of San Antonio (i) is the holder of all valid licenses, approvals, orders, consents, permits, registrations, qualifications and other rights and authorizations required by law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate his/her/its business and
(ii) is eligible to participate in and to receive reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid Programs") and any other programs funded in whole or in part by federal, state or local entities for which San Antonio is eligible ("Governmental Programs"). Each of San Antonio and Seller has a current provider number for such Governmental Programs and with such private non-governmental programs (including without limitation any private insurance program) under which San Antonio is presently receiving payments directly or indirectly from any Payor for technical imaging services provided by any licensed technician or contractor of San Antonio (such non-governmental programs herein referred to as "Private Programs"). A true, correct and complete list of such licenses, permits and other authorizations (including, but not limited to verification of Medicare and Medicaid provider numbers and participating physician contracts under 1842(h) of the Social Security Act) and provider agreements is set forth in the Disclosure Schedules, true, complete and correct copies of which have been provided to APP. No violation, default, order or deficiency exists with respect to any of the items listed in the Disclosure Schedules except for such violations, defaults, orders or deficiencies which would not be reasonably likely to have a Material Adverse Effect on San Antonio, and there is no action pending or to the knowledge of Seller and San Antonio recommended by any state or federal agencies having jurisdiction over the items listed in the Disclosure Schedules, either to revoke, withdraw or suspend any material license or to terminate the participation of San Antonio in any Governmental Program or Private Program, and no event has occurred which, with or without notice or lapse of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items listed in the Disclosure Schedules to revoke, withdraw or suspend any material license to operate its business as is presently being conducted by it. To the knowledge of Seller and San Antonio, there has been no decision not to renew any existing agreement with any provider or Payor relating to San Antonio's business as presently being conducted by it. San Antonio (i) has not had its professional license, Drug Enforcement Agency number, Medicare/Medicaid provider status or staff privileges at any hospital or diagnostic imaging center suspended, relinquished, terminated or revoked (including orders that have been entered by any such entities but stayed), (ii) has not been reprimanded in writing, sentenced, or disciplined by any licensing board, state agency, regulatory body or authority, hospital, Payor or specialty board (including orders that have been entered by any such entities but stayed),
(iii) is not the subject of an initial or final determination by any federal or state authority that could result in any demand or reimbursement under the Medicare, Medicaid or Government Programs or any exclusion or which monetary penalty under federal or state law or (iv) has had a final judgment or settlement entered against it in connection with a malpractice or similar action.

                 (b) San Antonio is not required, or for the 72-month period prior to the Closing Date was not required, to file any cost reports or other reports with any Governmental Program or Private Program.

         Section 3.27 Inspections and Investigations. Neither the right of San Antonio, nor the right of any licensed professional or other individual affiliated with San Antonio to receive reimbursements pursuant to any Governmental Program or Private Program has been terminated or otherwise materially and adversely affected as a result of any investigation or action whether by any federal or state governmental regulatory authority or other third party. No licensed professional or other individual affiliated with the business has, during the past three (3) years prior to the Closing Date, had their professional license or staff privileges limited, suspended or revoked by any governmental regulatory authority or agency, hospital, integrated delivery system, trade association, professional review organization, accrediting organization or certifying agency (including orders that have been entered by any such entities but stayed). True, correct and complete copies of all reports, correspondence, notices and other documents relating to any matter described or referenced in this Section 3.27 have been provided to APP.

         Section 3.28     Proprietary Rights and Information.

                 (a) Set forth in the Disclosure Schedules is a complete and accurate list and summary description of the following: (i) all trademarks (registered and unregistered), trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, currently owned in whole or part, or used by San Antonio or any Partnership Subsidiary, (ii) all patents and applications therefor and inventions and discoveries that may be patentable currently owned, in whole or in part, or used by San Antonio or any Partnership Subsidiary, (iii) all licenses, royalties, and assignments thereof to which San Antonio or any Partnership Subsidiary are a party (iv) all copyrights (for published and unpublished works) currently owned in whole or part, or used by San Antonio or any

Partnership Subsidiary and (v) other similar agreements relating to the foregoing to which San Antonio or any Partnership Subsidiary is a party (including expiration date if applicable) (collectively, the "Proprietary Rights").

                 (b) The Disclosure Schedules contain a complete and accurate list and summary description of all agreements relating to technology, trade secrets, know-how or processes that San Antonio is licensed or authorized to use by others (other than technology, know-how or processes generally available to other health care providers) or which it licenses or authorizes others to use, true, correct and complete copies of which have been provided to APP. There are no outstanding and, to the knowledge of Seller and San Antonio, any threatened disputes or disagreements with respect to any such agreement.

                 (c) San Antonio owns or has the legal right to use the Proprietary Rights without conflicting with, infringing or violating the rights of any other Person. No consent of any person will be required for the use thereof by APP upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. To the knowledge of Seller and San Antonio, no claim has been asserted by any person to the ownership of or for infringement by San Antonio of any Proprietary Right of any other Person, and neither San Antonio nor Seller is aware of any valid basis for any such claim. To the best knowledge of Seller and San Antonio, no proceedings have been threatened which challenge the Proprietary Rights of San Antonio. San Antonio has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the performance and marketing of all medical services.

         Section 3.29     Taxes.

                 (a) Filing of Tax Returns. San Antonio has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of San Antonio for the periods covered thereby.

                 (b) All Withholding Requirements Satisfied. All monies required to be withheld by San Antonio and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                 (c) Safe Harbor Lease. None of the properties or assets of San Antonio constitutes property that San Antonio, APP, or any Affiliate of APP, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

                 (d) Tax Exempt Entity. None of the assets or properties of San Antonio are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                 (e) Boycotts. San Antonio has not at any time participated in or cooperated with any international boycott as defined in
Section 999 of the Code.

         Section 3.30 Related Party Arrangements. The Disclosure Schedules set forth a description of any interest held, directly or indirectly, by any officer, partner or other Affiliate of San Antonio in any property, real or personal or mixed, tangible or intangible, used in or pertaining to San Antonio's business and any arrangement or agreement with any such person concerning the provision of goods or services or other matters pertaining to San Antonio's business. There is no commitment to, and no income that has been derived from, an Affiliate, and following the Closing San Antonio shall not have any obligation of any kind or designation to any such Affiliate.

         Section 3.31 Banking Relations. Set forth in the Disclosure Schedules is a complete and accurate list of all borrowing and investing arrangements that San Antonio has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the Person or Persons authorized in respect thereof.

         Section 3.32 Fraud and Abuse and Self Referral. Neither San Antonio nor any Partnership Subsidiary has engaged and, to the knowledge of Seller and San Antonio, neither San Antonio's officers and partners nor other Persons and entities providing professional services for or on behalf of San Antonio have engaged, in any activities which are prohibited under 42 U.S.C. Section Section 1320a 7, 7a or 7b or 42 U.S.C. Section 1395nn (subject to the exceptions or safe harbor provisions set forth in such legislation), or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations, or which are prohibited by applicable rules of professional conduct or 18 U.S.C. Section Section 24, 287, 371, 664, 669, 1001, 1027, 1035, 1341, 1343, 1347, 1518, 1954, 1956(c)(7)(F) and 3486.

         Section 3.33 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon San Antonio, any Partnership Subsidiary or officer, partner or key employee of San Antonio or Partnership Subsidiary, which has or reasonably could be expected to have the effect of prohibiting or materially impairing any acquisition of property by San Antonio or any Partnership Subsidiary or the conduct of business by San Antonio or any Partnership Subsidiary.

         Section 3.34 Agreements in Full Force and Effect. All contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in the Disclosure Schedules delivered hereunder are valid and binding, and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally, or by general equity principles, or by public policy. There is no pending or, to the knowledge of Seller and San Antonio, threatened bankruptcy, insolvency or similar proceeding with respect to any other party to such agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by San Antonio or any other party thereto.

         Section 3.35 Statements True and Correct. No representation or warranty made herein by San Antonio or Seller, nor any statement, certificate, information, exhibit or instrument to be furnished by San Antonio or Seller to APP or any of its representatives pursuant to this Agreement, contains or will contain as of the Closing Date any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

         Section 3.36     Schedules.  The Disclosure Schedules required by
Article III hereof and attached hereto are true, correct and complete in all material respects as of the date of this Agreement.

         Section 3.37 Finders' Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Seller or San Antonio who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

                                   ARTICLE IV

                     Representations and Warranties of APP

         As inducement to each Seller and San Antonio to enter into this Agreement, APP represents and warrants to each Seller and San Antonio both as of the date hereof and as of the Closing Date as set forth below, subject to those exceptions set forth in the Disclosure Schedules attached hereto and incorporated herein by this reference, specifically identifying the relevant subparagraphs hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder.

         Section 4.1 Organization and Good Standing; Qualification. APP is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with all requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted. APP is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where such failure to be so qualified or in good standing would not have a Material Adverse Effect on APP. Copies of the certificate of incorporation and all amendments thereto of APP and the bylaws of APP, as amended, and copies of the corporate minutes of APP regarding the transactions contemplated hereby, all of which have been or will be made available to Sellers and San Antonio for review, are true, correct and complete as in effect on the date of this Agreement and accurately reflect all material proceedings of the stockholders and directors of APP (and all committees thereof) regarding the transactions contemplated hereby. The stock record books of APP, which have been or will be made available to Sellers and San Antonio for review, contain true, complete and accurate records of the stock ownership of APP and the transfer of the shares of its capital stock.

         Section 4.2 Authorization and Validity. APP has all requisite corporate power to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by APP of this Agreement, the agreements provided for herein and the Other Agreements, and the consummation by APP of the transactions contemplated hereby and thereby are within APP's corporate powers and have been duly authorized by all necessary action on the part of APP's Board of Directors. This Agreement and the Other Agreements have been duly executed by APP. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which APP is a party constitute, or upon execution will constitute, valid and binding agreements of APP, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy or other laws affecting creditors' rights generally, or by general equity principles, or by public policy.

         Section 4.3 Governmental Authorization. Other than consents, filings or notifications required to be made or obtained solely by San Antonio, the execution, delivery and performance by APP of this Agreement and the agreements provided for herein, and the consummation of the transactions contemplated hereby and thereby by APP requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

         Section 4.4 Capitalization. The authorized capital stock of APP consists of 20,000,000 shares of APP Common Stock, of which 2,000,000 shares are issued and outstanding and 10,000,000 shares of APP Preferred Stock, none of which are outstanding. Each outstanding share of APP Common Stock has been legally and validly issued and is fully paid and nonassessable, and was issued pursuant to a valid exemption from registration under (i) the Securities Act, and (ii) all applicable state securities laws. No shares of capital stock are owned by APP in treasury. No shares of capital stock of APP have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any stockholders of APP. APP has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of APP on any matter. There exist no options, warrants, subscriptions, calls, commitments or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of APP and no option, warrant, subscription, call, or commitment or commission right of any kind exists which obligates APP to issue any of its authorized but unissued capital stock. APP has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         Section 4.5 Subsidiaries and Investments. APP does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity (the "APP Subsidiaries").

         Section 4.6 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance of this Agreement by APP and any other documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any governmental or regulatory body or authority or any other third party except for such consents, for which the failure to obtain would not result in a Material Adverse Effect on APP; (ii) will not conflict with any provision of APP's Certificate of Incorporation or Bylaws; (iii) will not conflict with, result in a violation of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which APP is a party or by which APP or its properties are subject or bound; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, require any notice under, or accelerate or permit the acceleration of any performance required by the terms of any agreement, instrument, license or permit, material to this transaction, to which APP is a party or by which APP or any of its properties are bound except for such conflict, termination, breach or default, the occurrence of which would not result in a Material Adverse Effect on APP; and (v) will not create any Encumbrance or restriction upon APP Common Stock or any of the assets or properties of APP. The financial statements of APP contained in the Registration Statements (a) have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), (b) present fairly the financial position of APP and APP Subsidiaries as of the dates indicated and present fairly the results of APP's and APP Subsidiaries' operations for the periods then ended, and (c) are in accordance with the books and records of APP and APP Subsidiaries, which have been properly maintained and are complete and correct in all material respects.

         Section 4.7 Absence of Changes. Except as permitted or contemplated by this Agreement, since March 31, 1997, there has not been (i) any change in the working capital, condition (financial or otherwise), assets, liabilities, reserves, business or operations of APP that has had or is reasonably likely to have a Material Adverse Effect on APP; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the APP Common Stock.

         Section 4.8 No Undisclosed Liabilities. Except as set forth in the Form S-4 or reflected or reserved for in the financial statements included therein, APP does not have any material liability or obligation accrued, contingent or otherwise, that is reasonably likely to have a Material Adverse Effect on APP.

         Section 4.9 Litigation and Claims. There are no claims, lawsuits, actions, arbitrations, administrative or other proceedings, governmental investigations or inquiries pending or, to the knowledge of APP, threatened against, or affecting APP. There are no unsatisfied judgments against APP or any consent decrees to which APP is subject. Each of the matters, if any, set forth in the Disclosure Schedules are fully covered by policies of insurance of APP as in effect on that date.

         Section 4.10 No Violation of Law. APP has not been, nor shall be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever), in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business or its advertising, sales or pricing practices, except for violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on APP.

         Section 4.11 Employee Matters. Except as set forth in the Form S-4, APP does not have any material arrangements, agreements or plans with any person with respect to the employment by APP of such person or whereby such person is to serve as an officer or director of APP.

         Section 4.12     Taxes.

                 (a) Filing of Tax Returns. APP has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all Tax Returns and reports required to be filed with the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the taxes of APP for the periods covered thereby.

                 (b) Payment of Taxes. Except for such items as APP may be disputing in good faith by proceedings in compliance with applicable law, which are described in the Disclosure Schedules, (i) APP has paid all taxes, penalties, assessments and interest that have become due with respect to any Tax Returns that it has filed and has properly accrued on its books and records for all of the same that have not yet become due and (ii) APP is not delinquent in the payment of any tax, assessment or governmental charge.

                 (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. APP has not received any notice that any tax deficiency or delinquency has been asserted against APP. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of APP that could be asserted by any taxing authority. There is no taxing authority audit of APP pending, or to the knowledge of APP, threatened, and the results of any completed audits are properly reflected in the financial statements of APP. APP has not violated any federal, state, local or foreign tax law.

                 (d) No Extension of Limitation Period. APP has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

                 (e) All Withholding Requirements Satisfied. All monies required to be withheld by APP and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

                 (f) Foreign Person. Neither APP nor any holders of APP Common Stock is a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

                 (g) Tax Exempt Entity. None of the assets of APP are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

                 (h) Collapsible Corporation. APP has not at any time consented, and the holders of APP Common Stock will not permit APP to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

                 (i) Boycotts. APP has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

                 (j) Parachute Payments. No payment required or contemplated to be made by APP will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                 (k) S Corporation. APP has not made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

                 (l) Personal Holding Companies. APP is not or has not been a personal holding company within the meaning of Section 542 of the Code.

         Section 4.13 Related Party Arrangements. The Disclosure Schedules or Form S-4 sets forth a description of any interest held, directly or indirectly, by any officer, director or other Affiliate of APP in any property, real or personal or mixed, tangible or intangible, used in or pertaining to APP's business and any arrangement or agreement with any such person concerning the provision of goods or services or other matters pertaining to APP's business.

         Section 4.14 Statements True and Correct. No representation or warranty made herein by APP, nor any statement, certificate, information, exhibit or instrument to be furnished by APP to a Seller or San Antonio pursuant to this Agreement, contains or will contain as of the Closing Date any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

         Section 4.15     Schedules.  All Disclosure Schedules required by
Article IV hereof and attached hereto are true, correct and complete in all material respects as of the date of this Agreement.

         Section 4.16 Finder's Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of APP who is entitled to any fee or commission upon consummation of the transactions contemplated by this Agreement or referred to herein.

                                   ARTICLE V

                      Covenants of Seller and San Antonio

         Each of Seller and San Antonio makes the covenants and agreements as set forth in this Article V, which shall apply with respect to the period from the date hereof to the Closing Date and, to the extent contemplated herein, thereafter and agree that:

         Section 5.1 Required Conduct of Seller and San Antonio. From the date hereof until the Closing Date, San Antonio shall, and Seller shall use his/her/its best efforts to cause San Antonio to, in all material respects, conduct the business of San Antonio in the ordinary and usual course consistent with past practices and shall use reasonable efforts to:

                 (a) preserve intact San Antonio's business and its relationships with referral sources, customers, suppliers, patients, employees and others having business relations with it;

                 (b) maintain and keep San Antonio's properties and assets in good repair and condition consistent with past practice as is material to the conduct of the business of San Antonio;

                 (c) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof.

         Section 5.2      Prohibited Conduct of Seller and San Antonio.
Without the written consent of APP, San Antonio shall not, and Seller shall use his/her/its best efforts to cause San Antonio not to:

                 (a) amend San Antonio's Certificate of Limited Partnership or Partnership Agreement or other charter documents;

                 (b) issue, sell or authorize for issuance or sale, any partnership interests of San Antonio (except for the General Partner Acquisition) or any subscriptions, options, warrants, rights or convertible securities, or enter into any agreements or commitments of any character obligating it to issue or sell any such interests;

                 (c) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

                 (d) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its partnership interest (except as expressly contemplated herein);

                 (e) voluntarily sell, transfer, surrender, abandon or dispose of any of San Antonio's assets or property rights (tangible or intangible) other than the sale of inventory, if any, in the ordinary course of business consistent with past practices;

                 (f) grant or make any mortgage or pledge or subject San Antonio or any of San Antonio's properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not currently due and except for liens which arise by operation of law;

                 (g) voluntarily incur or assume any liability or indebtedness (contingent or otherwise), except in the ordinary course of business or which is reasonably necessary for the conduct of San Antonio's business;

                 (h) make or commit to make any capital expenditures which are not reasonably necessary for the conduct of San Antonio's business;

                 (i) grant any increase in the compensation payable or to become payable to partners, officers, consultants or employees other than merit increases to employees of San Antonio who are not partners or officers of San Antonio, except in the ordinary course of business and consistent with past practices;

                 (j) change in any manner any accounting principles or methods other than changes which are consistent with generally accepted accounting principles;

                 (k) enter into any material commitment or transaction other than in the ordinary course of business;

                 (l) take any action which could reasonably be expected to have a Material Adverse Effect on San Antonio;

                 (m) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate of San Antonio, other than in the ordinary course and consistent with past practices;

                 (n) agree, whether in writing or otherwise, to do any of the foregoing; and

                 (o) take any action to in any way amend, revise or otherwise affect San Antonio's prior approval and effectiveness of this Agreement or any of the agreements attached as exhibits hereto, other than as required to discharge their fiduciary duties.

         Section 5.3 Title to Assets; Indebtedness. As of the Closing Date, San Antonio shall (i) except for sales of assets held as inventory, if any, in the ordinary course of business prior to the Closing Date and except as otherwise specifically described in the Schedules to this Agreement, have good and valid title to all of its assets free and clear of all Encumbrances of any nature whatsoever, except for current year ad valorem taxes and liens which arise by operation of law, and (ii) have no direct or indirect indebtedness except for indebtedness disclosed in the Disclosure Schedules hereto or for normal and recurring accrued obligations of San Antonio arising in connection with its business operations in the ordinary course of business and which arise from the purchase of merchandise, supplies, inventory and services used in connection with the provision of services.

         Section 5.4 Access. At all times prior to the Closing Date, APP's employees, attorneys, accountants, agents and other authorized and designated representatives will be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to the properties, books and records of San Antonio, including, without limitation, deeds, title documents, leases, patient lists, insurance policies, minute books, Partnership Unit registers, accounts, tax returns, financial statements and all other data that, in the reasonable opinion of APP, are required for APP to make such investigation as it may desire of the properties and business of San Antonio. APP shall also be allowed full access upon reasonable prior notice and during regular business hours (and at such other times as the parties may reasonably agree) to consult with the officers, employees (after announcement by San Antonio or Seller of the Exchange to the employees of San Antonio which shall occur no later than three (3) days subsequent to execution hereof by San Antonio), accountants, counsel and agents of San Antonio in connection with such investigation of the properties and business of San Antonio. No investigation by APP shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of San Antonio under this Agreement. Any access or investigation referred to in this Section 5.4 shall be conducted in such a manner as to minimize the disruption to San Antonio's ongoing business operations.

         Section 5.5 Acquisition Proposals. Except for the General Partner Acquisition, Seller shall not, and shall use his/her/its best efforts to cause San Antonio not to, and San Antonio shall not, and shall cause each of its partners, officers, employees or agents not to, directly or indirectly:

                 (a) solicit, initiate, encourage or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or a substantial portion of the business, properties or partnership interests of San Antonio, whether by merger, consolidation, share exchange, business combination, purchase of assets or otherwise; or

                 (b) except as required by law or pursuant to subpoena or court order, disclose to any Person, other than APP or its agents, any information not customarily disclosed concerning the business, assets, liabilities, properties and personnel of San Antonio, or, without APP's prior written approval, afford to any Person other than APP and its agents access to the properties, books or records of San Antonio. If San Antonio receives any offer or proposal after the date hereof, written or otherwise, of the type referred to above, San Antonio shall promptly inform APP of such offer or proposal, decline such offer and furnish APP with a copy thereof if such offer or proposal is in writing.

         Section 5.6 Compliance With Obligations. Prior to the Closing Date, San Antonio shall, and Seller shall use his/her/its best efforts to cause San Antonio to, comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations; (ii) all material agreements and obligations, including its Partnership Agreement, by which it or its properties or its assets (real, personal or mixed, tangible or intangible) may be bound; and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to San Antonio, and its respective properties or assets.

         Section 5.7 Notice of Certain Events. Each of Seller and San Antonio shall, and Seller shall use his/her/its best efforts to cause San Antonio to, promptly notify APP of:

                 (a) any notice or other communication from any Person or entity alleging that the consent of such Person or entity is or may be required in connection with the transactions contemplated by this Agreement;

                 (b) any employment of any new non-hourly employee by San Antonio who is expected to receive annualized compensation of at least $50,000 in 1997;

                 (c) any termination of employment by, or threat to terminate employment received from, any salaried or non-hourly, skilled employee of San Antonio;

                 (d) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                 (e) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting San Antonio which, if pending on the date of this Agreement, would have been required to have been disclosed to APP hereunder or which relate to the consummation of the transactions contemplated by this Agreement;

                 (f) any material adverse change in the operation of San Antonio, including but not limited to any licensure or certification deficiencies, or violations; limitations on a license or a provider agreement; freeze or reduction in Medicare or Medicaid rates, notice of overpayment; being the subject of any investigation relating to patient abuse, fraud, kickbacks, false claims or other alleged illegal payment practices under the Fraud and Abuse Statutes; and

                 (g) any notice or other communication indicating a material deterioration in the relationship with any Payor or supplier or key employee of San Antonio and, if requested by APP, will exert its reasonable best efforts to restore the relationship.

         Section 5.8 Partners' Consent. Seller hereby consents to this Agreement and the transactions contemplated hereby, including, without limitation, the Exchange, on the terms and conditions set forth herein and in the agreements and documents contemplated hereby, and hereby waives all other rights of first offer, rights of first refusal and similar rights that Seller may have with respect to a transfer of Partnership Units by him/her/it or any other Seller.

         Section 5.9      Obligations of Seller and San Antonio.  Subject to
Section 5.8 hereof, each of Seller and San Antonio shall, and Seller shall use his/her/its best efforts to cause San Antonio to, perform its obligations under this Agreement and all related agreements, and each of Seller and San Antonio shall, and Seller shall use his/her/its best efforts to cause San Antonio to, consummate the transactions contemplated hereby and thereby on the terms and conditions set forth in this Agreement and such agreements.

         Section 5.10     Intentionally omitted.

         Section 5.11 Accounting and Tax Matters. San Antonio will not, and Seller shall use his/her/its best efforts to cause San Antonio not to, change in any material respect the accounting methods or practices followed by San Antonio (including any material change in any assumption underlying, or any method of calculating, any bad debt, contingency or other reserve), except as may be required by generally accepted accounting principles. San Antonio will not, and Seller shall use his/her/its best efforts to cause San Antonio not to, make any material tax election except in the ordinary course of business consistent with past practice, change any material tax election already made, adopt any tax accounting method except in the ordinary course of business consistent with past practice, change any tax accounting method, enter into any closing agreement, settle any tax claim or assessment or consent to any tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment. San Antonio will, and Seller shall use his/her/its best efforts to cause San Antonio to, duly, accurately and timely (without regard to any extensions of time) file all returns, information statements and other documents relating to taxes of San Antonio required to be filed by it, and San Antonio shall, and Seller shall use his/her/its best efforts to cause San Antonio to, pay all taxes required to be paid by San Antonio, on or before the Closing Date.

         Section 5.12 Lock-Up Provisions. Seller irrevocably agrees that he/she/it will not, directly or indirectly, sell, offer, contract for sale, make any short sale, pledge or otherwise transfer or dispose of any of the APP Common Stock without the prior written consent of APP (which consent may be unreasonably withheld in APP's absolute and sole discretion) during the two-year period commencing on the Effective Date. Notwithstanding the preceding, the restrictions contained in the prior sentence shall no longer apply (i) as to twenty-five percent (25%) of the Shares of APP Common Stock received by a Seller pursuant to the Exchange following expiration of a one-year period following the Effective Date, (ii) as to an additional twenty-five percent (25%) of the Shares of APP Common Stock received by a Seller pursuant to the Exchange following expiration of an eighteen-month period following the Effective Date, and (iii) as to the remaining fifty percent (50%) of the Shares of APP Common Stock received by Seller pursuant to the Exchange following expiration of a twenty-four-month period following the Effective Date. Seller understands and acknowledges that the restrictions contained in this Section 5.12 (the "Lock-Up Provisions") are irrevocable and shall be binding upon Seller's heirs, legal representatives, successors and assigns.

                                   ARTICLE VI

                                Covenants of APP

         APP agrees that between the date hereof and the Closing:

         Section 6.1 Consummation of Agreement. APP will take all action reasonably necessary to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Exchange; provided, however, that this covenant shall not require APP to make any expenditures that are not expressly set forth in this Agreement or otherwise contemplated herein.

         Section 6.2 Access. APP shall, at reasonable times during normal business hours and on reasonable notice, permit San Antonio and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of APP, including its executive officers, and permit San Antonio and its authorized representatives to inspect and, at San Antonio's sole expense, make copies of all documents, records and information with respect to the affairs of APP as San Antonio and its representatives may reasonably request, all for the sole purpose of permitting San Antonio to become familiar with the business and assets and liabilities of APP. No investigation by San Antonio or Seller shall diminish or otherwise affect any of the representations, warranties, covenants or agreements of APP under this Agreement.

         Section 6.3 Notification of Certain Matters. APP shall promptly inform San Antonio in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by APP subsequent to the date of this Agreement and prior to the Closing Date under any contract, agreement or investment material to APP's condition (financial or otherwise), operations, assets, liabilities or business and to which it is subject; (b) any material adverse change in APP's condition (financial or otherwise), operations, assets, liabilities or business or (c) defaults or disputes regarding Other Agreements.

                                  ARTICLE VII

                    Covenants of APP, Seller and San Antonio

         APP, Seller and San Antonio agree as follows:

         Section 7.1      Filings; Other Action.

         (a) San Antonio shall cooperate with APP to promptly prepare and file with the SEC the Registration Statements on Form S-1 and Form S-4 (or other appropriate Forms) to be filed by APP in connection with its Initial Public Offering and offering of the shares of APP Common Stock to the Target Interest Holders pursuant to the transactions contemplated by this Agreement and the Other Agreements (including the prospectus constituting parts thereof, the "Registration Statements"). APP shall obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Seller and San Antonio shall cooperate with APP in the preparation of the Registration Statements and shall furnish all information concerning San Antonio as may be reasonably requested in connection with any such action in a timely manner.

         (b) Seller, San Antonio and APP and each separately represent and warrant that (i) in the case of Seller and San Antonio, none of the written information or documents supplied or to be supplied by

Seller and San Antonio specifically for inclusion in the Registration Statements, by exhibit or otherwise and (ii) in the case of APP, will, at the time the Registration Statements and each amendment and supplement thereto, if any, becomes effective under the Securities Act, none of them contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Seller and San Antonio shall be entitled to review the Registration Statements and each of the amendments thereto, if any, prior to the time each becomes effective under the Securities Act. Seller and San Antonio shall have no responsibility for information contained in the Registration Statements except for information provided by Seller or San Antonio specifically for inclusion therein. Seller's and San Antonio's review of the Registration Statements shall not diminish or otherwise affect the representations, covenants and warranties of APP contained in this Agreement.

         (c) Seller and San Antonio shall, upon request, furnish APP with all information concerning San Antonio, its subsidiaries, partners and officers, and such other matters as may be reasonably requested by APP in connection with the preparation of the Registration Statements and each of the amendments or supplements thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any governmental entity in connection with the transactions contemplated by this Agreement.

         Section 7.2 Amendments of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided that no amendment or supplement to a Schedule that constitutes or reflects a Material Adverse Effect on San Antonio may be made unless APP consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a Material Adverse Effect on APP may be made unless Sellers and San Antonio consent to such amendment or supplement. For purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Disclosure Schedules hereto shall be deemed to be the Disclosure Schedules as amended or supplemented pursuant to this Section 7.2. In the event that Sellers or San Antonio seek to amend or supplement a Disclosure Schedule pursuant to this Section 7.2 and APP does not consent to such amendment or supplement, or APP seeks to amend or supplement a Disclosure Schedule pursuant to this Section 7.2, and Seller and San Antonio do not consent, this Agreement shall be deemed terminated by mutual consent as set forth in Section 13.1(a) hereof.

         Section 7.3 Actions Contrary to Stated Intent. No party hereto will knowingly, either before or after the Closing Date, take any action that would prevent the Exchange from qualifying as a tax-free exchange within the meaning of Section 351 of the Code.

         Section 7.4 Public Announcements. The parties hereto will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation, although the foregoing shall not apply to any disclosure by APP in any filing with the DOJ, FTC or SEC.

         Section 7.5 Expenses. Each party to this Agreement shall be solely responsible for their own fees and expenses with respect to the transactions contemplated herein including, without limitation, the fees charged by attorneys, accountants and financial advisors retained by such parties. The fees and expenses incurred by Seller and San Antonio shall be paid by Seller in full immediately prior to the Closing.

         Section 7.6 Registration Statements. APP shall prepare and file the Registration Statements with the SEC, and shall use its reasonable good faith efforts to cause the Registration Statements to become effective under the Securities Act and take any action required to be taken under the applicable state "Blue Sky" or other securities laws in connection with the issuance of the shares of APP Common Stock upon consummation of the transactions contemplated hereby.

                                  ARTICLE VIII

                          Conditions Precedent of APP

         Except as may be waived in writing by APP, the obligations of APP hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         Section 8.1 Representations and Warranties. The representations and warranties of the Sellers and San Antonio contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

         Section 8.2 Covenants. Each Seller and San Antonio shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by each Seller and San Antonio, respectively, prior to the Closing Date.

         Section 8.3 Legal Opinion. Counsel to Sellers and San Antonio shall have delivered to APP their opinion, dated as of the Closing Date, in form and substance substantially in the form set forth in Exhibit C.

         Section 8.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         Section 8.5 No Material Adverse Effect. No Material Adverse Effect on San Antonio shall have occurred since March 31, 1997, whether or not such change shall have been caused by the deliberate act or omission of any Seller or San Antonio.

         Section 8.6 Government Approvals and Required Consents. Seller, San Antonio and APP shall have obtained all licenses, permits and all necessary government and other third-party approvals and consents required under any law, statements, rule, regulation or ordinance to consummate the transactions contemplated by this Agreement.

         Section 8.7 Securities Approvals. The Registration Statements shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Closing Date, APP shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. The APP Common Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notification of issuance.

         Section 8.8 Closing Deliveries. APP shall have received all Schedules, documents, assignments and agreements, duly executed and delivered in form reasonably satisfactory to APP, referred to in Section 10.1.

         Section 8.9 Closing of Initial Public Offering. The Initial Public Offering shall have closed.

         Section 8.10 Closing of Related Acquisitions. Each of the Related Acquisitions shall have closed.

         Section 8.11 Closing of General Partner Acquisition. The General Partner Acquisition shall have closed.

         Section 8.12 Execution by Each Seller and San Antonio. Each Seller and San Antonio shall have executed this Agreement and into respective Partnership Units shall have been transferred to APP.

                                   ARTICLE IX

                 Conditions Precedent of Seller and San Antonio

         Except as may be waived in writing by Seller and San Antonio, the obligations of Seller and San Antonio hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         Section 9.1 Representations and Warranties. The representations and warranties of APP contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date.

         Section 9.2 Covenants. APP shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

         Section 9.3 Legal Opinions. Counsel to APP shall have delivered to Seller and San Antonio their opinion, dated as of the Closing Date, in form and substance substantially in the form set forth in Exhibit D.

         Section 9.4 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         Section 9.5 Government Approvals and Required Consents. Sellers, San Antonio and APP shall have obtained all licenses, permits and all necessary government and other third-party approvals and consents (including consents of Sellers required under applicable state law or the Partnership Agreement) required under any law, contracts or any statute, rule, regulation or ordinances to consummate the transactions contemplated by this Agreement.

         Section 9.6 "Blue Sky" Approvals; Nasdaq Listing. The Registration Statements shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC. At or prior to the Closing Date, APP shall have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. At or prior to the Closing Date, the APP Common Stock shall have been approved for listing on the Nasdaq National Market, subject only to official notification of issuance.

         Section 9.7 Closing of Initial Public Offering. The Initial Public Offering shall have closed.

         Section 9.8 Closing Deliveries. Seller and San Antonio shall have received all Schedules, documents, assignments and agreements, duly executed and delivered in form reasonably satisfactory to Sellers and San Antonio referred to in Section 10.2.

         Section 9.9 No Material Adverse Effect. No Material Adverse Effect on APP shall have occurred since [__________], 1997, whether or not such change shall have been caused by the deliberate act or omission of APP.

                                   ARTICLE X

                               Closing Deliveries

         Section 10.1 Deliveries of Seller and San Antonio. At or prior to the Closing Date, Seller and San Antonio shall deliver to APP the following, all of which shall be in a form reasonably satisfactory to APP:

                 (a) a bill of sale representing the Partnership Units held by each Seller which certificates together shall represent all of the issued and outstanding Partnership Units of San Antonio;

                 (b) a copy of resolutions of the partners of San Antonio or of Seller, if applicable, authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the transactions contemplated hereby, each certified by an officer as being true and correct copies of the originals thereof subject to no modifications or amendments;

                 (c) a certificate of each of Seller and an officer of San Antonio dated the Closing Date, as to the truth and correctness of the representations and warranties of Seller and San Antonio, respectively, contained herein on and as of the Closing Date;

                 (d) a certificate of each of Seller and an officer of San Antonio dated the Closing Date, (i) as to the performance of and compliance in all material respects by San Antonio and Seller, respectively, with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent required by Seller and San Antonio, respectively, to be satisfied shall have been satisfied;

                 (e) a certificate of an officer of San Antonio certifying as to the incumbency and as to the signatures of each of the officers of San Antonio who have executed documents delivered at the Closing on behalf of San Antonio;

                 (f) certificates, dated within ten (10) days prior to the Closing Date, of the Secretary of State of Texas for San Antonio establishing that San Antonio is in existence and otherwise is in good standing to transact business in the state of Texas;

                 (g) certificates, dated within ten (10) days prior to the Closing Date, of the Secretaries of State of the states in which San Antonio is qualified to do business, to the effect that San

Antonio is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

                 (h) all authorizations, consents, approvals, permits and licenses referenced in Section 3.27;

                 (i) the resignations of officers of San Antonio as requested by APP;

                 (j) a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of Seller, signed under a penalty of perjury and dated as of the Closing Date, to the effect that Seller is a United States citizen or a resident alien (and thus not a foreign person) and providing Seller's United States taxpayer identification number;

                 (k) an executed Seller Release by Seller in substantially the form attached hereto as Exhibit E (the "Seller Release"); and

                 (l) such other instrument or instruments of transfer prepared by APP as shall be necessary or appropriate, as APP or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

         Section 10.2 Deliveries of APP. At or prior to the Closing Date, APP shall deliver to each Seller and San Antonio the following, all of which shall be in a form reasonably satisfactory to Seller and San Antonio:

                 (a)      the Exchange Consideration;

                 (b) a copy of resolutions of the Board of Directors of APP authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by APP's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                 (c) a certificate of the President of APP dated the Closing Date as to the truth and correctness of the representations and warranties of APP contained herein on and as of the Closing Date;

                 (d) a certificate of the President of APP dated the Closing Date, (i) as to the performance and compliance by APP with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent required to be satisfied by APP have been satisfied;

                 (e) a certificate of the Secretary of APP certifying as to the incumbency and to the signatures of the officers of APP who have executed documents delivered at the Closing on behalf of APP;

                 (f) a certificate, dated within ten (10) days prior to the Closing Date, of the Secretary of State of Texas establishing that APP is in existence in the state of Texas;

                 (g)      intentionally omitted;

                 (h) such other instrument or instruments of transfer prepared by Seller or San Antonio as shall be necessary or appropriate, as Seller or San Antonio or his/her/its respective counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                   ARTICLE XI

                              Post Closing Matters

         Section 11.1 Further Instruments of Transfer. Following the Closing, at the request of APP and at APP's sole cost and expense, Seller and San Antonio shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

         Section 11.2     Exchange Tax Covenant.

                 (a) The parties intend that the Exchange will qualify as a tax-free transaction within the meaning of Section 351 of the Code in which the Company will not recognize gain or loss, and pursuant to which any gain recognized by Seller as a result of the Exchange will not exceed the amount of any cash received by a Seller in the Exchange (a "Reorganization").

                 (b) Both prior to and after the Closing Date, all books and records shall be maintained, and all Tax Returns and schedules thereto shall be filed in a manner consistent with the Exchange being treated as a Reorganization. These obligations are excused as to a party required to maintain the books or file a Tax Return if such party has provided to the other parties a written opinion of competent tax counsel to the effect that there is not substantial authority, within the meaning of Section 6662(d)(2)(B)(i) of the Code, to report the Exchange as a Reorganization and such opinion either is furnished prior to the Closing Date or is based on facts or events not known at the Closing Date. Each party shall provide to each other party such tax information, reports, returns, or schedules as may be reasonably required to assist such party in accounting for and reporting the Exchange as a Reorganization.

                 (c) APP shall cause the requirements of Rule 144(c) under the Securities Act to be met with respect to APP for so long as those requirements must be met to enable sales by the Sellers who are affiliates of San Antonio to meet the requirements of Rule 145(d) under the Securities Act.

                                  ARTICLE XII

                                    Remedies

         Section 12.1 Indemnification by Sellers. Subject to the terms, limitations and conditions of this Agreement, Sellers (each an "Indemnifying Party" and collectively, the "Indemnifying Parties"), severally, agree to indemnify, defend and hold APP and its directors, officers, employees, agents, attorneys, consultants and Affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties"), harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (including, without limitation, all costs of experts and all costs incidental to or in connection with any appellate process) (collectively, "Damages") asserted against or incurred by an Indemnified Party arising out of or resulting from:

                 (a) a breach of any representation, warranty or covenant of any Seller or San Antonio contained in this Agreement (without giving effect to any Material Adverse Effect qualifier contained as part of any such representation or warranty or covenant contained in this Agreement or in any Schedule or certificate delivered hereunder);

                 (b) any violation (or alleged violation) by any Seller or San Antonio and/or any of its past or present directors, officers, partners, employees, agents, attorneys, consultants and Affiliates





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
of any state or federal law governing health care fraud and abuse or prohibition on referral of patients to Persons in which a licensed professional has a financial or other form of interest (including, but not limited to, fraud and abuse in the Medicare and Medicaid Programs) occurring on or before the Closing Date; and

                 (c) any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any (i) untrue statement of a material fact in any Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto relating to San Antonio (including any Partnership Subsidiary) or (ii) failure to state information necessary to make the statements required to be stated therein not misleading arising (in the case of either (i) or (ii)) solely from information provided in writing to APP or its counsel by San Antonio or any Seller or their agents specifically for inclusion in any such Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including, without limitation, schedules, exhibits and certifications delivered by San Antonio or any of its agents in connection with this Agreement).

         Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall relieve any Seller or San Antonio of any liability or limit any liability that he, she or it may have in the case of fraud in connection with the transactions contemplated by this Agreement.

         Section 12.2 Indemnification by APP. Subject to the terms, limitations and conditions of this Agreement, APP (an "Indemnifying Party") hereby agrees to indemnify, defend and hold the Sellers, and, as applicable, their respective directors, partners, officers, stockholders, employees, agents, attorneys, consultants and Affiliates (each an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from and against all Damages asserted against or incurred by such individuals and/or entities arising out of or resulting from:

                 (a) a breach by APP of any representation or warranty (without giving effect to any Material Adverse Effect qualifier contained as part of any such representation or warranty) or covenant of APP contained in this Agreement or in any schedule or certificate delivered hereunder; and

                 (b) any liability under the Securities Act, the Exchange Act or any other federal or state "Blue Sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any (i) untrue statements of a material fact in any Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or (ii) failure to state information necessary to make the statements required to be stated therein not misleading (except for any liability based upon any actual or alleged untrue statement of material fact or an omission to state a material fact relating to San Antonio or any Seller which was derived from any information provided in writing by the Company or a Company Subsidiary or any of their agents contained in the representations and warranties set forth in this Agreement or any certificate, exhibit, schedule or instrument required to be delivered under this Agreement.)

         Notwithstanding anything herein to the contrary, nothing contained in this Agreement shall relieve APP of any liability or limit any liability that it may have in the case of fraud in connection with the transactions contemplated by this Agreement.

         Section 12.3 Conditions of Indemnification. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

                 (a) The Indemnified Party shall promptly (and, in any event, at least ten (10) days prior to the due date for any responsive pleadings, filings or other documents) (i) notify each Indemnifying Party of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Parties a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of Damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve any Indemnifying Party of its obligations to any Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of such claim. Within thirty (30) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Parties shall notify the Indemnified Party (x) whether the Indemnifying Parties dispute their potential liability to the Indemnified Party under this Agreement with respect to such Third Party Claim and (y) whether the Indemnifying Parties desire, at the sole cost and expense of each Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

                 (b) If the Indemnifying Parties notify the Indemnified Party within the Election Period that the Indemnifying Parties elect to assume the defense of the Third Party Claim, then the Indemnifying Parties shall have the right to defend, at their sole cost and expense, with counsel reasonably acceptable to such Indemnified Party or Indemnified Parties, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Parties to a final conclusion or settled at the discretion of the Indemnifying Parties in accordance with this Section 12.3(b). Except as set forth in Section 12.3(f) below, the Indemnifying Parties shall have full control of such defense and proceedings, including any compromise or settlement thereof. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Parties (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Parties and not prejudicial to the Indemnifying Parties. If requested by the Indemnifying Parties, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Parties, to cooperate with the Indemnifying Parties and their counsel in contesting any Third Party Claim that the Indemnifying Parties elect to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Parties pursuant to this Section 12.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Parties and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Parties, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Parties, and upon written notification thereof, the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Parties shall be prohibited from confessing or settling any criminal allegations brought against the Indemnified Party without the express written consent of the Indemnified Party.

                 (c) If the Indemnifying Parties fail to notify the Indemnified Party within the Election Period that the Indemnifying Parties elect to defend the Indemnified Party pursuant to Section 12.3(b), or if the Indemnifying Parties elect to defend the Indemnified Party pursuant to Section 12.3(b) but fail diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Parties (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Parties to a final conclusion or settled. The Indemnified Parties shall have full control of such defense and proceedings, provided, however, that the Indemnified Parties may not enter into, without the Indemnifying Parties' consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Indemnifying Parties have delivered a written notice to the Indemnified Party to the effect that the Indemnifying Parties dispute their potential liability to the Indemnified Party under this Agreement and if such dispute is resolved in favor of the Indemnifying Parties, the Indemnifying Parties shall not be required to bear the costs and expenses of the Indemnified Parties' defense pursuant to this paragraph or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Parties in full for all costs and expenses of such litigation. The Indemnifying Parties may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 12.3(c), and the Indemnifying Parties shall bear their own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Parties have been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party, then the Indemnifying Parties may employ separate counsel and upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Parties.

                 (d) In the event any Indemnified Party should have a claim against any Indemnifying Parties hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Parties a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Parties do not notify the Indemnified Party within sixty (60) days from its receipt of the Indemnity Notice that the Indemnifying Parties dispute such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Parties hereunder. If the Indemnifying Parties have timely disputed such claim, as provided above, such dispute shall be resolved by the procedures set forth in Section 12.7.

                 (e) Payments of all amounts owing by any Indemnifying Party pursuant to this Agreement relating to a Third Party Claim shall be made within thirty (30) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim, or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Parties liability to the Indemnified Party under this Agreement. Payments of all amounts owing by the Indemnifying Parties pursuant to Section 12.3(d) shall be made within thirty
(30) days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Parties liability to the Indemnified Party under this Agreement. During the two-year period following the Closing Date, each Seller shall be entitled to satisfy payments owed to APP by transfer of APP Common Stock from such Seller to APP. For all purposes of this Agreement, the value of each share of APP Common Stock transferred to APP pursuant to this Agreement shall be calculated by averaging the daily closing prices for a share of APP Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded on the Nasdaq

National Market preceding the date of the Claim Notice. The number of shares of APP Common Stock permitted to be transferred under this Section 12.3(e) shall be diminished proportionately in accordance with the percentage of APP Common Stock released under the Lock-Up Provisions set forth herein. The rights of any Seller to transfer shares of APP Common Stock in satisfaction of payments owed to APP pursuant to this Agreement shall terminate upon the earlier of (x) the termination of the Lock-Up Provisions set forth herein or
(y) at the end of the two-year period following the Closing Date.

                 (f) The Indemnifying Parties shall provide the Indemnified Party with written notice of any firm offer that is made to settle or compromise a Third Party Claim against an Indemnified Party. If a firm offer is made to settle such a claim solely by the payment of money damages and the Indemnifying Parties notify the Indemnified Party in writing that the Indemnifying Parties agree to such settlement, but the Indemnified Party elects not to accept and agree to it, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the total maximum liability of the Indemnifying Parties to indemnify or otherwise reimburse the Indemnified Party hereunder with respect to such a claim shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and reasonable expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the Indemnifying Parties desired to accept such settlement.

                 (g) Notwithstanding anything contained in this Agreement to the contrary, Indemnifying Parties in the aggregate (i) shall have no obligation hereunder to provide indemnification for the first $__________ of Damages (without counting Immaterial Claims as defined below), and (ii) in no event shall the Indemnifying Parties have any liability hereunder with respect to any singular incident or a fact involving a breach or inaccuracy of San Antonio if the Damages from such claim are equal to or less than $__________ ("Immaterial Claims"). Notwithstanding anything to the contrary contained herein, the obligations of each Seller hereunder shall not exceed the value of the Exchange Consideration paid to such Seller pursuant to the Related Acquisition, if any, on the Closing Date.

         Section 12.4 Remedies Exclusive. The remedies provided in this Agreement are the exclusive rights available to one party against the other, either at law or in equity, except in the case of fraud.

         Section 12.5 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement.

         Section 12.6 Tax Benefits; Insurance Proceeds. The total amount of any indemnity payments owed by one party to another party to this Agreement shall be reduced by any correlative tax benefit received by the party to be indemnified or the net proceeds received by the party to be indemnified with respect to recovery from third parties or insurance proceeds, and such correlative insurance benefit shall be net of the insurance premium, if any, that becomes due as a result of such claim.

         Section 12.7     Dispute Resolution.

                 (a) Arbitration. The parties hereto agree that any claim, controversy, dispute or disagreement between or among any of the parties arising out of or relating to this Agreement shall be governed exclusively by the terms and provisions of this Section 12.7; provided, however, that within ten (10) days from the date which any claim, controversy, dispute or disagreement cannot be resolved and prior to commencing an arbitration procedure pursuant to this Section 12.7, the parties shall meet to discuss and consider other alternative dispute resolution procedures other than arbitration including, but not limited to, Judicial Arbitration & Mediation Services, Inc., if applicable. If at any time prior to the rendering of the decision by the arbitrator (or pursuant to such other alternative dispute resolution procedure) as contemplated in this Section 12.7 to the extent a party makes a written offer to the other party proposing a settlement of the matter(s) at issue and such offer is rejected, then the party rejecting such offer shall be obligated to pay the costs and expenses (excluding the amount of the award granted under the decision) of the party that offered the settlement from the date such offer was received by such other party if the decision is for a dollar amount that is less than the amount of such offer to settle. Notwithstanding the foregoing, the terms and provisions of this Section 12.7 shall not preclude any party hereto from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary injunction or other equitable relief for any breach of (i) any noncompetition or confidentiality covenant or (ii) any duty, obligation, covenant, representation or warranty, the breach of which may cause irreparable harm or damage.

                 (b) Arbitrators. In the event there is a claim, controversy, dispute or disagreement among the parties hereto arising out of or relating to this Agreement (including any claim based on or arising from an alleged tort) and the parties hereto have not reached agreement regarding an alternative to arbitration, the parties agree to select within thirty (30) days of notice by a party to the other of its desire to seek arbitration under this
Section 12.7 one (1) arbitrator mutually acceptable to APP and the Sellers to hear and decide all such claims under this Section 12.7. Each of the arbitrators proposed shall be impartial and independent of all parties. If the parties cannot agree on the selection of an arbitrator within said 30-day period, then any party may in writing request the judge of the United States District Court for the Western District of Texas senior in term of service to appoint the arbitrator and, subject to this Section 12.7, such arbitrator shall hear all arbitration matters arising under this Section 12.7.

                 (c)      Applicable Rules.

                          (1)     Each arbitration hearing shall be held at a
place in Boxar County, Texas acceptable to the arbitrator. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent such rules do not conflict with the terms hereof; provided, however, that if the parties hereto agree to an alternative to arbitration they may agree to an alternative set of rules, including as to rules of evidence and procedure. The decision of the arbitrator shall be reduced to writing and shall be binding on the parties and such decision shall contain a concise statement of the reasons in support of such decision. Judgment upon the award(s) rendered by the arbitrator may be entered and execution had in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement. The charges and expenses of the arbitrator shall be shared equally by the parties to the hearing.

                          (2)     The arbitration shall commence within ten
(10) days after the arbitrator is selected in accordance with the provisions of this Section 12.7. In fulfilling his duties with respect to determining the amount of any loss, the arbitrator may consider such matters as, in the opinion of the arbitrator, are necessary or helpful to make a proper valuation. The arbitrator may consult with and engage disinterested third parties to advise the arbitrator. The arbitrator shall not add any interest factor reflecting the time value of money to the amount of any loss and shall not award any punitive damages.

                          (3)     If the arbitrator selected hereunder should
die, resign or be unable to perform his or her duties hereunder, the parties, or such senior judge (or such judge's successor) in the event the parties cannot agree, shall select a replacement arbitrator. The procedure set forth in this Section 12.7 for selecting the arbitrator shall be followed from time to time as necessary.

                          (4)     As to any determination of the amount of any
loss, or as to the resolution of any other claim, controversy, dispute or disagreement, that under the terms hereof is made subject to arbitration, no lawsuit based on such claimed loss or such resolution shall be instituted by the parties hereto, other than to compel arbitration proceedings or enforce the award of the arbitrator, except as otherwise provided in Section 12.7(b).

                          (5)     All privileges under Texas and federal law,
including attorney-client and work-product privileges, shall be preserved and protected to the same extent that such privileges would be protected in a federal court proceeding applying Texas law.

                                  ARTICLE XIII

                                  Termination

         Section 13.1 Termination. This Agreement may be terminated and the Exchange may be abandoned:

                 (a) at any time prior to the Closing Date by mutual agreement of all parties;

                 (b) at any time prior to the Closing Date by APP if any material representation or warranty of any Seller or San Antonio contained in this Agreement or in any certificate or other document executed and delivered by any Seller or San Antonio pursuant to this Agreement is or becomes untrue or breached in any material respect or if any Seller or San Antonio fails to comply in any material respect with any material covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within thirty (30) days after receipt of written notice thereof;

                 (c) at any time prior to the Closing Date by Seller as to Seller if any representation or warranty of APP contained in this Agreement or in any certificate or other document executed and delivered by APP pursuant to this Agreement is or becomes untrue in any material respect of if APP fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within thirty (30) days after receipt of written notice thereof;

                 (d) at any time prior to the Closing Date by APP if, as a result of the conduct of due diligence and regulatory compliance procedures, APP deems termination to be advisable; or

                 (e) by APP or Seller as to Seller if the Exchange shall not have been consummated by September 30, 1997.

         Section 13.2     Effect of Termination.  Except as set forth in
Section 14.3, in the event this Agreement is terminated pursuant to this
Article XIV, this Agreement shall forthwith become void.

                                  ARTICLE XIV

                   Nondisclosure of Confidential Information

         Section 14.1 Non-Disclosure Covenant. Seller and San Antonio recognize and acknowledge that each has in the past, currently has, and in the future may possibly have, access to certain Confidential Information of APP that is valuable, special and a unique asset of such entity's business. APP acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain Confidential Information of San Antonio that is valuable, special and a unique asset of each such business. Seller, San Antonio and APP, severally, agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of APP, Seller and San Antonio and (b) to counsel and other advisers to APP, Sellers and San Antonio provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes available to or known by the public generally through no fault of San Antonio, Seller or APP, as the case may be, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii) San Antonio, Seller or APP, as the case may be, shall, if possible, give prior written notice thereof to San Antonio, Seller or APP and provide San Antonio, Seller or APP with the opportunity to contest such disclosure, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the Exchange or otherwise. In the event of a breach or threatened breach by Seller or San Antonio, on the one hand, and APP, on the other hand, of the provisions of this Section, APP, Seller and San Antonio shall be entitled to an injunction restraining the other party, as the case may be, from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting any of such parties from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         Section 14.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, APP, Seller and San Antonio agree that, in the event of a breach by either of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

         Section 14.3     Survival.  The obligations of the parties under this
Article XIV shall survive the termination of this Agreement.

                                   ARTICLE XV

                                 Miscellaneous

         Section 15.1 Amendment; Waivers. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         Section 15.2 Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by APP to a wholly owned subsidiary of APP; provided that any such assignment shall not relieve APP of its obligations hereunder.

         Section 15.3 Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Except as otherwise provided herein, neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         Section 15.4 Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         Section 15.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         Section 15.6 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of San Antonio, Seller or APP pursuant to this Agreement shall be deemed to have been representations and warranties made by San Antonio, Seller and APP, respectively. Notwithstanding any provision in this Agreement to the contrary, the representations and warranties contained herein shall survive the Closing until the second anniversary of the Closing Date except that (a) the representations and warranties set forth in Section 3.20 with respect to environmental matters shall survive for a period of ten (10) years, (b) the representations and warranties set forth in Section 3.29 with respect to tax matters shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, (c) the representations and warranties contained in
Section 3.26 and Section 3.32 with respect to healthcare matters shall survive for a period of six (6) years and (d) solely for purposes of Section 12.1(c) and Section 12.2(b), and solely to the extent that any party to be indemnified pursuant to such provisions actually incurs liability under the Securities Act, the Exchange Act or any other federal or state securities law, the representations and warranties set forth therein shall survive until the expiration of any applicable limitations period.

         Section 15.7 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         Section 15.8 Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         Section 15.9 Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         Section 15.10 Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that APP has determined in its good faith judgment and after advice of legal counsel to be required by federal securities laws or the rules of the National Association of Securities Dealers, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (c) by APP in connection with the conduct of its Initial Public Offering and conducting an examination of the operations and assets of the Target Companies; provided that APP shall reasonably promptly provide notice of any release. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

         Section 15.11 Notice. Whenever this Agreement requires or permits any notice, request, or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram or courier service, when delivered to the party to whom notice is sent, (ii) if delivered by facsimile transmission, when so sent and receipt acknowledged by receipt or (iii) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

         If to APP:                        American Physician Partners, Inc.
                                           901 Main Street
                                           2301 NationsBank Plaza
                                           Dallas, Texas  75202
                                           Fax No.: (214) 761-3150
                                           Attn:  Gregory L. Solomon, President

         with a copy to:                   Brobeck, Phleger & Harrison LLP
                                           4675 MacArthur Court, Suite 1000
                                           Newport Beach, California  92660
                                           Fax No.: (714) 752-7522
                                           Attn: Richard A. Fink, Esq.

         If to San Antonio or Seller:      San Antonio MRI Partnership
                                             No. 2 Ltd.
                                           730 North Main, Suite B-109
                                           San Antonio, Texas  78299
                                           Fax No.: (210) 304-2988
                                           Attn: Managing Partner

         with a copy to:                   Oppenheimer, Blend, Harrison &
                                             Tate, Inc.
                                           Sixth Floor
                                           711 Navarro
                                           San Antonio, TX 78205-1796
                                           Attn: Jerome B. Cohen

         Section 15.12 No Waiver; Remedies. No party hereto shall by any act (except by written instrument pursuant to Section 16.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         Section 15.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 15.14 Defined Terms. Terms used in Exhibit A, Exhibit B, Exhibit C, Exhibit D Exhibit E, and the Schedules attached hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings as assigned to such terms in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         APP:

                                         AMERICAN PHYSICIAN PARTNERS, INC.

                                         By:
                                                  -----------------------------
                                                  Gregory L. Solomon, President

                                         SAN ANTONIO:

                                         SAN ANTONIO MRI PARTNERSHIP NO. 2 LTD.

                                         By:
                                                  -----------------------------
                                         Its:
                                                  -----------------------------


                                         SELLERS:

                                         --------------------------------------
                                         Neil Bowie

                                         --------------------------------------
                                         Joseph F. Carabin

                                         --------------------------------------
                                         Gregory C. Godwin

                                         --------------------------------------
                                         Michael D. Howard

                                         --------------------------------------
                                         Philip S. Kline

                                         --------------------------------------
                                         Julio C. Otazo

                                         --------------------------------------
                                         R.K. Daniel Peterson

                                         --------------------------------------
                                         Randall S. Preissig

                                         --------------------------------------
                                         Rise P. Ross

                                         --------------------------------------
                                         Jose A. Saldana

                                         --------------------------------------
                                         Robert L. Thompson

                                         --------------------------------------
                                         Gregory W. Wojcik

                                   EXHIBIT A

                   LIST OF SELLERS AND EXCHANGE CONSIDERATION


                    Name of Seller                                       Partnership Unit %
                    --------------                                       ------------------



                                   EXHIBIT B

                                TARGET COMPANIES

                                   EXHIBIT C

                       LEGAL OPINION OF SELLERS' COUNSEL

                                   EXHIBIT D

                         LEGAL OPINION OF APP'S COUNSEL

                                   EXHIBIT E

                                 SELLER RELEASE

                              DISCLOSURE SCHEDULES
                                     TO THE
                         AGREEMENT AND PLAN OF EXCHANGE
                       DATED AS OF [_____________], 1997


         The following Disclosure Schedules and the disclosures set forth therein are delivered in connection with that certain Agreement and Plan of Exchange dated [____________], 1997, by and between American Physician Partners, Inc., San Antonio MRI Partnership No. 2 LTD. and Sellers (the "Agreement").

         The section numbers set forth on the following Disclosure Schedules correspond to the section numbers in the Agreement. If disclosures made pursuant to one section number can reasonably be interpreted by other parties to be a disclosure to another section number, such disclosure shall constitute disclosure for purposes of such additional section number. Capitalized terms used herein have the meanings assigned to such terms in the Agreement.